                                                                    EXHIBIT 10.9

                   EXERCISABLE ON OR BEFORE, AND VOID AFTER
                 5:00 P.M. MINNEAPOLIS TIME DECEMBER 31, 2000


                  Certificate for 1,679,234 Class A Warrants
                          2,840,967 Class B Warrants



                     WARRANTS TO PURCHASE COMMON STOCK OF

                       NETCO COMMUNICATIONS CORPORATION

             INCORPORATED UNDER THE LAWS OF THE STATE OF MINNESOTA


     THIS CERTIFIES that THE HOLDER INC., ("Holder") or assigns, is the owner of the number of Warrants set forth above, each of which represents the right to purchase from Netco Communications Corporation, a Minnesota corporation (the "Company"), at any time on or before 5:00 Minneapolis time, December 31, 2000, upon compliance with and subject to the conditions and limitations set forth herein, one share (subject to adjustments referred to below) of the Common Stock of the Company, par value $.0l per share (such shares or other securities or property purchasable upon exercise of the Warrants being herein called the "Shares").

     Upon any exercise of less than all the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder a new Warrant Certificate in respect of the Warrants as to which this Warrant Certificate was not exercised.

This Warrant is subject to the following provisions, terms and conditions:

     1.  Exercise; Transferability.  The rights represented by this Warrant may
         -------------------------
be exercised by the Holder hereof, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise delivered to the Company ten (10) days prior to the intended date of exercise and by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and by paying in full, as provided herein, the purchase price of $19.50 per share (the "Initial Exercise Price" is subject to adjustments as noted subsequently. For purposes hereof, "Current Exercise Price" means the Initial Exercise Price as may be adjusted from time to time in accordance with the provisions hereof).

     Payment upon exercise of the rights represented by this Warrant may be made at the option of the Holder (a) in cash or by certified or official bank check payable to the order of the Company, (b) by surrendering to the Company for cancellation and retirement any number of shares of Class A Preferred Shares, par value $10.00 per share, which shares shall each be valued for purposes hereof at their par value of

$10.00 plus the sum of any then accumulated and unpaid dividends thereon, (c) by cancellation and discharge of the Company from all or any portion of any debt in the amount then owed by the Company to the Holder on a dollar for dollar basis, including principal whether or not then due and payable together with any interest accrued and unpaid thereon, or (d) by any combination of any or all of the foregoing.

     This Warrant may not be transferred or divided into two or more Warrants of smaller denominations, nor may any Common Stock issued pursuant to exercise of this Warrant be transferred unless this Warrant or shares have been registered under the Securities Act of 1933, as amended ("Securities Act") and applicable state laws, or unless the Holder of the certificate obtains an opinion of counsel satisfactory to the Company and its counsel that the proposed transfer may be effected without registration pursuant to exemptions under the Securities Act and applicable state laws.

     2.  Issuance of Shares.  The Company agrees that the shares purchased
         ------------------
hereby shall be deemed to be issued to the record Holder hereof as of the close of business on the date on which this Warrant shall have been surrendered and the payment made for such shares as aforesaid. Subject to the provisions of the next succeeding paragraph, certificates for the shares of stock so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding ten (10) days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder hereof within such time.

     Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificate for shares of stock upon exercise of this Warrant, except in accordance with the provisions, and subject to the limitations, of paragraph 7 hereof.

     3.  Covenants of Company.  The Company covenants and agrees that all shares
         --------------------
which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized and issued, fully paid, nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable pursuant to this Warrant. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     4.  The Class A and B Warrants; Adjustments.  The above provisions are,
         ---------------------------------------
however, subject to the following provisions:

     (a)  The Class A Warrants.  The total number of shares which may be
          --------------------
          purchased by the Holder upon exercise of the Class A Warrants shall be the number set forth above, subject to adjustment as set forth in Sections 4(e) and (h). The Class A Warrants may be exercised at any time prior to expiration as set forth herein.

     (b)  The Class B Warrants.  The total number of shares which may be
          --------------------
          purchased upon exercise of The Class B Warrants shall be a maximum of the number set forth above, subject to adjustment as set forth in Sections 4(e) and (h). The number of Class B Warrants which shall accrue to the Holder hereunder shall be based on the maximum amount of the Outstanding Balance, as defined in Section 4(c), which is outstanding at any time during months 25-36 of the First Chicago Facility prior to the time the First Chicago Facility is paid in full, and based on the time when the Outstanding Balance is repaid by Qualified Repayments, as defined in Section 4(d). Exhibit A hereto contains a number of examples illustrating the determination of the Outstanding Balance and the number of Class B Warrants to which the Holder will be entitled hereunder. The Holder shall obtain the number of Class B Warrants determined as follows:

          (i) Determine the highest Outstanding Balance at any time outstanding during months 25-36 ("Highest OB") and multiply the amount thereof up to $25,000,000, times a factor of .06313259 and for any amount above $25,000,000 by a factor of .12626518 and credit the Holder with the number of Class B Warrants which is the total of these calculations;

          (ii) Reduce the number of Class B Warrants credited to the Holder by virtue of Subsection (i) by that number of Class B Warrants which is determined as follows: Determine the Net Qualified Repayment ("NQR"), as defined in Subsection (iii), during months 25-30 (herein referred to as "NQRX") and the Net Qualified Repayment during months 31-36 (herein referred to as "NQRY"). Multiply the amount of NQRX representing the net reduction of the amount of the Highest OB in excess of $25,000,000 by .0842189 and the remainder of NQRX by .04210944. Multiply the amount of NQRY representing the net reduction of the amount of the Highest OB in excess of $25,000,00 by .0420463 and the remainder of NQRY by .02102316. The number of Class B Warrants credited to the Holder by virtue of Subsection (i) shall be reduced by the aggregate of these four calculations.

          (iii) For all purposes of this Section in calculating the Warrants accruing to the Holder, the NQR shall be determined as the amount, if any, by which the Highest OB, if it has been reached prior to the end of that period, has been reduced as of the end of that particular time period by Qualified Repayments; the sum of NQRX and NQRY cannot exceed the Highest OB and will not equal the Highest OB unless the Company repays all obligations under the First Chicago Facility with Qualified Repayments; any increases in the Outstanding Balance during months 31-36 shall be deemed to offset dollar for dollar any Qualified Repayments occurring during months 25-30; and obtaining the absolute release of the WorldCom, Inc. Guaranty of the First Chicago Facility shall be deemed to be a Qualified Repayment of the Outstanding Balance at that time.

          (iv) The accrued Class B Warrants may be exercised at any time after they have accrued, prior to expiration as set forth herein.

     (c)  Determination of the Outstanding Balance.
          ----------------------------------------

          The Outstanding Balance shall be calculated at any relevant point in time as the aggregate of all draws by the Company against the First Chicago Facility, all other amounts advanced or for which the Company becomes obligated thereunder, including all accrued interest, compounded monthly, reduced by Qualified Repayments, as hereinafter defined in Section 4(d).

     (d)  Qualified Repayments.  Repayments of the First Chicago Facility shall
          --------------------
          be considered Qualified Repayments if the Company repays amounts borrowed under the First Chicago Facility using EBITDA, as defined herein, and not funds from loans, sale of Company assets or equity invested in the Company, except that the proceeds of a public offering of the securities of the Company which is used to repay the First Chicago Facility may be considered as Qualified Repayments. Furthermore, if the Company obtains the absolute release of the WorldCom, Inc. Guaranty of the First Chicago Facility, it shall be deemed to be a Qualified Repayment of the Outstanding Balance at that time. "EBITDA" shall mean earnings before interest, taxes, depreciation and amortization or is otherwise stated as gross revenue, less cost of goods sold, less operating expenses, determined in accordance with generally accepted accounting principles applied on a consistent basis.

     (e) In case the Company shall at any time hereafter subdivide or combine the outstanding shares of Common Stock or declare a dividend payable in Common Stock, the exercise price of this Warrant in effect immediately prior to the subdivision,, combination or record date for such dividend payable in Common Stock shall forthwith be proportionately increased, in the case of combination, or decreased, in the case of subdivision or dividend payable in Common Stock, and each share of Common Stock purchasable upon exercise of the Warrant shall be changed to the number determined by dividing the Current Exercise Price by the exercise price as adjusted after the subdivision, combination, or dividend payable in Common Stock.

     (f) If the Company shall at any time issue any Common Stock, or any option, warrant, right or interest excercisable or convertible into Common Stock, at a price per share that is less than the then Current Exercise Price, then and in each such case such Current Exercise Price shall be adjusted to the equivalent price of the Common Stock or exercise of conversion price, as the case may be.

     (g) No fractional shares of Common Stock are to be issued upon the exercise of the Warrant, but the Company shall pay a cash adjustment in respect of any fraction of a share which would otherwise be issuable in an amount equal to the same fraction of the market price per share of Common Stock on the date of exercise as determined in good faith by the Company.

     (h) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder hereof shall hereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivables upon the exercise of the rights represented hereby, such shares of stock, securities or assets as may be issued and payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant purchase price and of the number of shares purchasable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation, merger, or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered Holder hereof at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase.

     (i) If the Company shall at any time or from time to time (i) distribute (otherwise than as a dividend in cash or in Common Stock or securities convertible into or exchangeable for Common Stock) to the holders of Common Stock any property or other securities, or (ii) declare a divide upon the Common Stock (to the extent payable otherwise than out of earnings or earned surplus, as indicated by the accounting treatment of such dividend in the books of the Company, and otherwise than in Common Stock or securities convertible into or exchangeable for Common Stock), the Company shall reserve and the Holder of this Warrant shall thereafter upon exercise hereof be entitled to receive, with respect to each share of Common Stock purchased hereunder, without any change in, or payment in addition to, the exercise price, the amount of any property or other securities which would have been distributable to such holder had such holder been a holder of one share of Common Stock on the record date of such distribution or dividend (or if no record date was established by the Company, the date such distribution or dividend was paid).

     (j) Upon any adjustment of the Current Exercise Price, then and in each such case, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, which notice shall state the exercise price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

     5.  Common Stock.  As used herein, the term "Common Stock" means the
         ------------
Company's presently authorized shares of Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

     6.  No Voting Rights.  This Warrant shall not entitle the Holder hereof to
         ----------------
any voting rights or other rights as a stockholder of the Company.

     7.  Notice of Transfer of Warrant or Resale of Shares.  The Holder of this
         -------------------------------------------------
Warrant, by acceptance hereof, agrees to give written notice to the Company before transferring this Warrant, or transferring any Common Stock issued upon the exercise hereof, of such holder's intention to do so, describing briefly the manner of any proposed transfer. Promptly upon receiving such written notice the Company shall present copies thereof to the Company counsel and if in the opinion of such counsel the proposed transfer complies with federal and state securities laws and may be effected without registration or qualification (under any Federal or State law), the Company, as promptly as practicable, shall notify such holder of such opinion, whereupon such holder shall be entitled to transfer this Warrant or to dispose of shares of Common Stock received upon the previous exercise of this Warrant, provided that an appropriate legend may be endorsed on this Warrant or the certificates for such shares respecting restrictions upon transfer thereof necessary or advisable in the opinion of counsel to the Company to prevent further transfers which would be in violation of Section 5 of the Securities Act of 1933.

     If in the opinion of Company's counsel referred to in this paragraph 7 hereof, the proposed transfer or disposition of shares described in the written notice given pursuant to this paragraph 7 may not be effected without registration or qualification of this Warrant or the shares of Common Stock issued on the exercise hereof, the Company shall promptly give written notice thereof to the Holder hereof, and the Holder will limit its activities in respect to such as, in the opinion of such counsel, are permitted by law.

     8.  Registration Rights.  If the Company, at any time after three (3) years
         -------------------
from the date hereof until two (2) years after the complete exercise of this Warrant, but in any event no later than March 31, 2003, proposes to claim an exemption under Section 3(b) for a public offering of any of its securities or to register under the Securities Act of 1933 (except by a Form S-8 or other inappropriate Form for registration) any of its securities, it will give written notice to all registered holders of Warrants, and all registered holders of shares of Common Stock acquired upon the exercise of Warrants, of its intention to do so and, on the written request of any registered holders given within twenty (20) days after receipt of any such notice (which request shall specify the Warrants or shares of Common Stock intended to be sold or disposed of by such registered holder and describe the nature of any proposed sale or other disposition thereof), the Company will use its best efforts to cause all such Warrants and/or shares, the registered holders of which shall have requested the registration or qualification thereof, to be included in such notification or registration statement proposed to be filed by the Company; provided, however, that no such inclusion shall be required (i) if the Shares may then be sold by the holder thereof without limitation under Rule 144(k), or comparable successor rule of the Securities and Exchange Commission, or (ii) if the managing underwriter of such offering reasonably determines that including such Shares would unreasonably interfere with such offering. The Company will pay all expenses of registration. The Warrant holders shall pay all commissions or discounts applicable to the sale of the included Shares, together with any expenses of counsel retained by them in connection with their sale of the Shares.

     9.  Related Agreement.  The Class A Warrants and the Class B Warrants
         -----------------
provided herein are being issued pursuant to, and in connection with a certain Guaranty Agreement ("Guaranty Agreement") of even date herewith between the Company and the Holder. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Guaranty Agreement.

     IN WITNESS WHEREOF, Netco Communications Corporation, Inc. has caused this Warrant to be signed by its duly authorized officer and this Warrant to be dated September 26, 1997.


                               NETCO COMMUNICATIONS CORPORATION


                               By: /s/ Edward J. Driscoll, III
                                   -----------------------------
                                   Edward J. Driscoll, III
                                   President